MSTI Holdings, Inc.
259-263 Goffle Road
Hawthorne, New Jersey 07506

May 23, 2008

To the MSTI Holdings, Inc. Debenture Holders:

Reference is hereby made to that certain Securities Purchase Agreement, dated as of May 25, 2007 (the “Purchase Agreement”), by and among MSTI Holdings, Inc., a Delaware corporation (the “Company”), and each entity identified on the signature pages thereto (each, including its successors and assigns, a “Purchaser” and, collectively, the “Purchasers”). Capitalized terms used in this letter agreement (this “Agreement”) and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

1.  Additional Indebtedness. Section 7(a) of the Debentures states that so long as any portion of the Debentures remains outstanding, unless the holders of at least 85% in principal amount of the then outstanding Debentures shall have otherwise given prior written consent, the Company shall not, directly or indirectly, other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind.

The Purchasers hereby consent solely to the issuance of the Additional Debentures (as defined below).

2. Additional Debentures; Other Financing.

(a)  Each of the Purchasers hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Purchasers, additional Debentures in the aggregate principal amount of $75,000 (the “Additional Debentures”), in the denominations set forth on Schedule I hereto. Upon receipt by the Company of the funds, the Company shall promptly deliver newly issued Debentures to the Purchasers as set forth on said Schedule I.

(b) The rights and obligations of each Purchaser (severally and not jointly with the rights of the other Purchasers) and of the Company with respect to the Additional Debentures and the shares of Common Stock issuable under the Additional Debentures (the “Additional Underlying Shares”) shall be identical in all respects to the rights and obligations of such Purchaser and of the Company with respect to the Debentures and the Underlying Shares. The Purchase Agreement is hereby amended so that the term “Debentures” includes the Additional Debentures and the term “Underlying Shares” includes the Additional Underlying Shares. The Registration Rights Agreement entered into in connection with the Purchase Agreement is hereby amended so that the term “Registrable Securities” includes in the calculation thereof the Additional Underlying Shares. The parties confirm and ratify that the term “Obligations” in the Security Agreement and Subsidiary Guarantee includes the Additional Debentures.

3. Representations and Warranties of the Company. The Company hereby makes to the Purchasers the following representations and warranties:

(a) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than in connection with the Required Approvals. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien (except as contemplated by the Security Documents) upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(c) Issuance of the Additional Debentures. The Additional Debentures are duly authorized and, upon the execution of this Agreement by a Purchaser, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Additional Underlying Shares, when issued in accordance with the terms of the Additional Debentures, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock sufficient for issuance of the Additional Underlying Shares.

(d) Equal Consideration. Except as set forth in this Agreement, no consideration has been offered or paid to any person to amend or consent to a waiver, modification, forbearance or otherwise of any provision of any of the Transaction Documents that is not proportional to such Purchaser’s holding of Debentures.

(e) Affirmation of Prior Representations and Warranties. The Company’s representations and warranties listed in Section 3.1 of the Purchase Agreement are true and correct as of the date hereof, provided that the Company’s representations and warranties are qualified by any SEC Filings made prior to the date hereof.

4. Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants as of the date hereof to the Company as follows:

(a) Authority. The execution and delivery of this Agreement and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Purchaser. This Agreement has been duly executed by such Purchaser and, when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. Such Purchaser (i) understands that the Additional Debentures and the Additional Underlying Shares (the “Securities”) are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law, (ii) is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, (iii) has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and (iv) has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Additional Underlying Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c) Purchaser Status. Such Purchaser is an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

5. Public Disclosure. The Company shall, as soon as practical, issue a Current Report on Form 8-K, disclosing the material terms of the transactions contemplated hereby and attaching this Agreement as an exhibit thereto, but in any event within 5 business days of the full execution hereof. The Company shall consult with the Purchasers in issuing any press releases with respect to the transactions contemplated hereby.

6. Independent Nature of Purchasers' Obligations and Rights. The Company has elected to provide all Purchasers with the same terms and Agreement for the convenience of the Company and not because it was required or requested to do so by the Purchasers. The obligations of each Purchaser under this Agreement, and any Transaction Document, are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under this Agreement or any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be jointed as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of this Agreement and the Transaction Documents.

7. Miscellaneous. Subject to the waivers and agreements provided herein, the Transactions Documents shall remain in full force and effect. Except as expressly set forth herein, this Agreement shall not be deemed to be a waiver, amendment or modification of any provisions of the Transaction Documents or of any right, power or remedy of the Purchasers, or constitute a waiver of any provision of the Transaction Documents (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder. The Purchasers reserve all rights, remedies, powers or privileges available under the Transaction Documents, at law or otherwise, subject to the terms of this Agreement. This Agreement shall not constitute a novation or satisfaction and accord of the Transaction Documents or any other document, instrument and/or agreement executed or delivered in connection therewith. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Please indicate your acknowledgment of and agreement to the foregoing by signing a copy of this letter and returning an executed original to the Company. This Agreement may be executed by the parties hereto in counterparts, and execution may be evidenced by facsimile or other electronic transmission of a signed signature page by any party hereto, and all of such counterparts together shall constitute one and the same instrument.

Sincerely,

/s/ Frank Matarazzo
Frank Matarazzo Chief Executive Officer

[DEBENTURE HOLDER SIGNATURE PAGE]

ACCEPTED AND AGREED:

DKR SOUNDSHORE OASIS HOLDING FUND LTD.

By: DKR Oasis Management Company L.P., its investment manager
By: /s/ Barabara Burger	Dated: May 27, 2008
Name: Barabara Burger
Title: Authorized Signatory

ALPHA CAPITAL ANSTALT

By: /s/ Konrad Ackerman	Dated: May 27, 2008
Name: Konrad Ackerman
Title: Director

GEMINI MASTER FUND, LTD.

By: /s/ Steven W. Winters	Dated: May 27, 2008
Name: Steven W. Winters
Title: President

WHALEHAVEN CAPITAL FUND LIMITED

By: /s/ Brian Mazzella	Dated: May 27, 2008
Name: Brian Mazzella
Title: Chief Financial Officer

CMS CAPITAL

By: /s/ Howard Weiss	Dated: May 27, 2008
Name: Howard Weiss
Title: Director

BRIO CAPITAL L.P.

By: /s/ Shaye Hirsch	Dated: May 27, 2008
Name: Shaye Hirsch
Title: Manager of General Manager

:

SCHEDULE I

Name of Purchaser	Purchase Price	Amount of Debenture
DKR Soundshore Oasis Holding Fund Ltd.	$55,785	$60,636
Alpha Capital Anstalt	6,198	6,737
Gemini Master Fund, Ltd.	6,198	6,737
Whalehaven Capital Fund Limited	3,719	4,042
CMS Capital	1,860	2,022
Brio Capital L.P.	1,240	1,348
TOTAL	$75,000	$81,522